EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Cary Grossman
Chairman
Chief Executive Officer
(713) 827-2104
cgrossman@cmgrossman.com

Coastal Bancshares Acquisition Corp.

Announces Definitive Merger Agreement with Intercontinental

Bank Shares Corporation

Combines solid management and capital to build a leading central Texas Bank

Houston and San Antonio, TX, April 6, 2006 – Coastal Bancshares Acquisition Corp. (OTCBB: CBAS) (“Coastal” or the “Company”), a public company organized to complete a business combination with a commercial bank or bank holding company, and Intercontinental Bank Shares Corporation (“Intercontinental”), a bank holding company which operates Intercontinental National Bank (the “Bank”) based in San Antonio, Texas announced today that they have entered into a definitive merger agreement, pursuant to which Intercontinental will merge with a wholly-owned subsidiary of Coastal in an all cash transaction. Intercontinental currently operates three branches in San Antonio and has a representative office in Mexico City.

“This merger provides a solid platform for creating a leading central Texas bank,” said Cary Grossman, Chairman and CEO of Coastal. “Intercontinental has a well known franchise in San Antonio and is one of the few U.S. banks licensed to do business in Mexico. After the merger, our improved capital structure will allow us to grow in San Antonio and branch into Austin, Texas –our capital after the merger provides us with a base to substantially increase the Bank’s size. San Antonio and Austin, Texas are two of the largest cities in the state and are projected to grow at a faster pace than overall growth rates of both the U.S. and Texas.”

Highlights:

•	Intercontinental operates three locations in San Antonio, which is about to surpass Dallas as the second largest city in Texas
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San Antonio is a hub for international business with Mexico, where Intercontinental has been licensed to operate since 1984; facilitating cross-border business and financing the purchase of second homes in Mexico for U.S. citizens

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Plans include growth of the existing business in San Antonio and Mexico, and expansion into Austin, Texas, another rapidly growing Texas market; San Antonio’s population grew at 22.3% per year from 1990-2000 and is expected to grow at 15% per year for the foreseeable future, Austin’s population increased by 42% from 1994-2004

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The infusion of capital will fund Intercontinental’s growth, which, in recent years has been capital constrained; the Company expects to have approximately $11.4 million in capital after the merger, assuming no stockholders convert their shares to cash, which can be used to add capital to the Bank

•	The merger is non-dilutive to Coastal stockholders’
•	Richard Burciaga, recently retired Region President, Greater Austin Region, of Wells Fargo Bank NA will become President of the Company and President and CEO of the Bank
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Steven Pritchard, President and CEO of Intercontinental, who has successfully built the Bank from $62.9 million in assets at the end of 1999, the year his group acquired it, to $110.1 million in assets in at the end of 2005, will serve as President of the Bank in San Antonio, which includes responsibility for its Mexico operations

Under the terms of the merger agreement, Intercontinental stockholders’ will receive approximately $16.8 million in cash at the closing. Intercontinental has approximately $3.9 million of long-term debt. In addition, as part of the transaction, the Bank will purchase its West Military Drive location and certain other leased property from Pritchard Premises, LLC for $800,000. Steven Pritchard, the President and CEO of Intercontinental has agreed to purchase 74,075 shares of Coastal for $6.75 per share at the closing.

The closing of the merger is subject to customary closing conditions, including approval of the merger agreement by the stockholders’ of Coastal and regulatory approval. In addition, the closing is conditioned on holders of not more than 20% of the shares of Coastal voting against the merger and electing to convert their Coastal shares into cash, as permitted by the Coastal certificate of incorporation.

Management

Cary M. Grossman, Chairman and CEO of Coastal, has 30 years of business experience including 15 years of public accounting, 10 years of investment banking and five years as a senior executive with several operating businesses.

Richard Burciaga, who recently retired as the Regional President, Greater Austin Region, of Wells Fargo Bank NA, will be a director, President of the Company, and President and CEO of the Bank. Mr. Burciaga has more than 32 years of banking experience and was employed by Wells Fargo and its predecessors from 1987-2005. In his position at Wells Fargo, Mr. Burciaga was responsible for the 45 branch Central Texas region and had oversight of a staff of 550 including the Community Banking President for Retail Banking and Regional Business Banking Manager. He was responsible for integrating eight acquired banks and thrifts and directing the opening of 10 new branches.

Steven Pritchard, currently President and CEO of Intercontinental and the Bank, will be President of the Bank in San Antonio and a director of the Company.

“Building a leading banking franchise and in particular, expanding into Austin, Texas is an exciting challenge and opportunity,” said Rick Burciaga, who will become President of the Company upon consummation of the merger.

Steven Pritchard added, “Intercontinental has been an important part of my life and I am excited about the opportunity to participate in its continued growth with a stronger capital base, and through reinvesting with the new ownership group.”

About Coastal Bancshares Acquisition Corp.

Headquartered in Houston, Texas, Coastal Bancshares Acquisition Corp. is a public targeted acquisition company that has approximately $29.5 million in a trust account to be used as all or part of the consideration to complete a business combination with a commercial bank or bank holding company.

About Intercontinental Bank Shares Corporation

Intercontinental is the holding company for Intercontinental National Bank in San Antonio, Texas. The Bank operates three facilities in San Antonio and a representative office in Mexico City. The Bank had assets of approximately $110.1 million and stockholders’ equity of approximately $9.0 million as of December 31, 2005. The Bank’s income before taxes and net income were approximately $1.0 million and $831.0 thousand, respectively, in 2005. As of February 28, 2006, total assets were approximately $121 million.

Forward Looking Statements

This release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Coastal’s and Intercontinental’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

•	difficulties encountered in integrating merged businesses;
•	uncertainties as to the timing of the merger;
•	approval of the transactions by the stockholders of Coastal;
•	the number and percentage of Coastal stockholders voting against the merger;
•	the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals;
•	whether certain market segments grow as anticipated; and,
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the competitive environment in the banking industry and competitive responses to the proposed merger, as well as other relevant risks detailed in Coastal’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Coastal nor Intercontinental assumes any obligation to update the information contained in this press release.

Coastal stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. Coastal stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Coastal, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Coastal by directing a request to Coastal Bancshares Acquisition Corp., 9821 Katy Freeway, Suite 500, Houston, TX 77024. The respective directors and executive officers of Coastal and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Coastal’s directors and executive officers is available in its Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Coastal and does not constitute an offer of any securities of Coastal for sale. Any solicitation of proxies will be made only by the proxy statement of Coastal that will be mailed to all stockholders promptly after it is cleared by the Securities and Exchange Commission. Investors and security holders of Coastal are urged to read the proxy statement and the relevant materials when they become available, because they will contain important information about Coastal and Intercontinental.

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